Exhibit 10(a)

                                      BOARD OF DIRECTORS APPROVED
                                                      MAY 3, 1999

                   PHILLIPS PETROLEUM COMPANY
                    EXECUTIVE SEVERANCE PLAN

                          Introduction
                          ------------

          The Board of Directors of Phillips Petroleum Company recognizes that, from time to time, the Company may explore potential transactions that could result in a Change of Control of the Company. This possibility and the uncertainty it creates may result in the loss or distraction of senior management employees of the Company to the detriment of the Company and its shareholders.

          The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Company and its shareholders. The Board also believes that when a Change of Control is perceived as imminent, or is occurring, the Board should be able to receive and rely on disinterested service from senior management employees regarding the best interests of the Company and its shareholders without concern that senior management employees might be distracted or concerned by the personal uncertainties and risks created by the perception of an imminent or occurring Change of Control.

          In addition, the Board believes that it is consistent with the Company's employment practices and policies and in the best interests of the Company and its shareholders to treat fairly its employees whose employment terminates in connection with or following a Change of Control.

          Accordingly, the Board has determined that appropriate steps should be taken to assure the Company of the continued employment and attention and dedication to duty of its senior management employees and to seek to ensure the availability of their continued service, notwithstanding the possibility or occurrence of a Change of Control.

          Therefore, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.


                            ARTICLE I
                      ESTABLISHMENT OF PLAN
                      ---------------------

          As of the Effective Date, the Company hereby establishes the Phillips Petroleum Company Executive Severance
Plan, as set forth in this document. This Plan provides benefits in addition to those provided for under the Work Force
Stabilization Plan to a select group of management or highly compensated employees.

                            ARTICLE II
                           DEFINITIONS
                           -----------

          As used herein the following words and phrases shall have the following respective meanings (unless the context clearly indicates otherwise):

          (a)  Base Salary.  The amount a Participant is entitled
               -----------
to receive as wages or salary on an annualized basis, excluding all bonus, overtime, health additive and incentive compensation, payable by an Employer as consideration for the Participant's services.

          (b)  Board.  The Board of Directors of Phillips
               -----
Petroleum Company.

          (c)  Cause.  A termination for "Cause" shall have
               -----
occurred where a Participant is terminated because of (A) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company or any of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness); or (B) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

          (d)  Change of Control.  Any of the events listed in
               -----------------
the definition of "Coverage Date" under the Work Force
Stabilization Plan.

          (e)  Code.  The Internal Revenue Code of 1986, as
               ----
amended from time to time.

          (f)  Committee.  The Compensation Committee of the
               ---------
Board.

          (g)  Company. Phillips Petroleum Company and any
               -------
successor thereto.

          (h)  Date of Termination.  As defined in Section 4.2.
               -------------------

          (i)  Disability.  A termination for "Disability" shall
               ----------
have occurred where a Participant is terminated because of a disability which would entitle the Participant to long-term disability benefits under the Phillips Petroleum Company Long-Term Disability Insurance Plan if he or she participated in such disability plan.

          (j)  Effective Date.  May 3, 1999.
               --------------

          (k)  Employee.  As defined in the Work Force
               --------
Stabilization Plan.

          (l)  Employer.  The Company or any of its subsidiaries.
               --------

          (m)  Excise Tax.  The excise tax imposed by Section
               ----------
4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

          (n)  Good Reason.  With respect to any Participant, the
               -----------
occurrence of any of the following events: (A) a reduction in the Participant's Base Salary below the Required Base Salary; (B) a material and adverse change in the Participant's duties and responsibilities in com-parison to the duties and responsibilities enjoyed by the Participant immediately prior to the Change of Control; (C) a material reduction in the aggregate level of the incentive compensation and employee benefits offered to the Participant in comparison to the incentive compensation and benefits arrangements enjoyed by the Participant immediately prior to the Change of Control; or (D) any other event that constitutes a "Layoff" of the Participant under the Work Force Stabilization Plan.

          (o)  Net After-Tax Amount.  With respect to any
               --------------------
Payment, the Value of the Payment net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code and applicable state and local law, determined by applying the highest marginal rates that are expected to apply to the Participant's taxable income for the taxable year in which the Payment is made.

          (p)  Offset Amount.  As defined in the Work Force
               -------------
Stabilization Plan.

          (q)  Parachute Value.  With respect to any Payment, the
               ---------------
present value as of the date of the change of control for purposes of Section 280G of the Code of the Portion of such Payment that constitutes a "parachute payment" under Section 280G(b)(2), as determined by the Accounting Form for purpose of determining whether and to what extent the Excise Tax will apply to such payment.

          (r)  Participant.  As defined in Section 3.1.
               -----------

          (s)  Payment.  Any payment or distribution in the
               -------
nature of compensation to or for the benefit of a Participant, whether paid or payable pursuant to the Plan otherwise.

          (t)  Plan.  The Phillips Petroleum Company Executive
               ----
Severance Plan.

          (u)  Qualified Sale.  With respect to any Participant,
               --------------
a sale, distribution or other disposition by an Employer or an affiliate of an Employer of the subsidiary, branch or other business unit in which the Participant was employed before such sale, distribution or disposition, if the Participant is offered employment with the purchaser of such subsidiary, branch or other business unit or the corporation or other entity which is the owner thereof on substantially the same terms and conditions under which the Participant worked for the Employer, including, without limitation, base salary, duties and responsibilities, program of benefits and location where based, and a legally binding agreement or plan covering such Participant, providing that upon a termination of employment with the subsidiary, branch or business unit (or the corporation or other entity which is the owner thereof) or any successor of the kind described in Article VI of this Plan, within two years after the Change of Control of the Company, the Participant's employer or any successor will pay to each such former Participant an amount equal to the Separation Benefit and other benefits that such former Participant would have received under the Plan had he been a Participant at the time of such termination, and which new employer plan or agreement treats service with any Employer (irrespective of whether the Employer was an affiliate of the Company or the Employee was a Participant at the time of such service) and the new employer as continuous service for purposes of calculating separation benefits.

          (v)  Required Base Salary.  With respect to any
               --------------------
Participant, the higher of (x) the Participant's Base Salary as in effect immediately prior to the Change of Control and (y) the Participant's highest Base Salary in effect at any time thereafter.

          (w)  Retirement.  A termination by "Retirement" shall
               ----------
have occurred where a Participant's termination is due to his or her voluntary normal or early retirement under a pension plan sponsored by an Employer or its affiliates, as defined in such plan.

          (x)  Safe Harbor Amount.  Means the maximum Parachute
               ------------------
Value of all Payments that a Participant can receive without any Payments being subject to the Excise Tax.

          (y)  Separation Payments.  The Supplemental Separation
               -------------------
Payments and the benefits payable under Paragraphs 1 and 3 of
Article 5 of the Work Force Stabilization Plan.

          (z)  Separation Period.  With respect to any
               -----------------
Participant, the period beginning on the Participant's Date of Termination, and continuing for 156 weeks for a Group I
Participant and for 104 weeks for a Group II Participant.

          (aa) Supplemental Separation Payments.  The payments
               --------------------------------
provided for in accordance with Section 4.2 of the Plan.

          (bb) Trustee.  The trustee of the grantor trust
               -------
established by the Trust Agreement between the Company and Wachovia Bank, N. A. dated as of June 1, 1998, or any successor trustee.

          (cc) Value.  With respect to any Payment, the economic
               -----
present value of a Payment as of the date of the Change of Control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by
Section 280G(I)(4) of the Code.

          (dd) Week's Pay.  As defined in the Work Force
               ----------
Stabilization Plan, provided, that the Participant's "regular
                    --------
monthly salary rate" for such purpose shall be not less than the Participant's Required Base Salary divided by twelve.

          (ee) Work Force Stabilization Plan.  The Work Force
               -----------------------------
Stabilization Plan of Phillips Petroleum Company, as in effect from time to time.


                           ARTICLE III
                           ELIGIBILITY
                           -----------

          3.1  Participation.  Each Employee who is approved by
               -------------
the Committee to participate in the latest established Performance Period of the Long-Term Incentive Plan of the Phillips Petroleum Company Omnibus Securities Plan ("LTIP") established before a Change of Control shall be a "Participant" in the Plan. Group I Participants include all Participants who hold the office of Senior Vice President of the Company and all higher offices. Group II Participants include all Participants other than Group I Participants.

          3.2  Duration of Participation.  A Participant shall
               -------------------------
cease to be a Participant in the Plan when he or she (i) ceases to be an Employee of an Employer or (ii) is not approved by the Committee to be a participant in the latest established Performance Period under the LTIP. A Group I Participant shall cease to be included in Group I at such time as the Participant ceases to hold the office of Senior Vice President of the Company
or a higher office.   Notwithstanding the foregoing, a
Participant who is entitled, as a result of ceasing to be an Employee of an Employer, to payment of a Separation Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Separation Benefit and any other amounts payable under the Plan have been paid to the Participant, and an Employee who is a Participant immediately before a Change of Control shall remain a Participant even if he or she is not approved by the Committee as a participant in any Performance Period under the LTIP established after the Change of Control.


                            ARTICLE IV
                       SEPARATION BENEFITS
                       -------------------

          4.1  Right to Separation Benefit.  A Participant shall
               ---------------------------
be entitled to receive from the Company or an Employer a Supplemental Separation Benefit in the amount provided in Section
4.2 if:

          (a)  a Change of Control has occurred,

          (b) the Participant's employment by an Employer is terminated: (i) by action of the Employer or any of its affiliates, unless the termination is because of the Participant's transfer to another Employer, death, Disability, or Retirement, for Cause, or as a result of a Qualified Sale; or
(ii) by the Participant within 90 days after the occurrence of an event constituting Good Reason; provided, in either event, that
                                --------
either (A) such termination occurs after such Change of Control and on or before the second anniversary thereof, or (B) the termination described in clause (i), or the event constituting Good Reason giving rise to the termination described in clause
(ii), as applicable, occurs before such Change of Control but the Participant can reasonably demonstrate that such termination or event, as applicable, occurred at the request of a third party who had taken steps reasonably calculated to effect a Change of Control, or otherwise occurred in connection with or in anticipation of a Change of Control, and

          (c) the Participant has executed and delivered to the Plan Administrator or his designee on or before the date which is sixty (60) days after the later of his Date of Termination, or the date he is notified of his benefits under this Plan, or if the Participant has not been notified of his benefits pursuant to Plan, sixty (60) days after the date a claim for benefits is approved pursuant to Article VIII, a general release of all liabilities and claims relating to his employment and termination thereof (except for claims under the National Labor Relations Act or applicable worker's compensation statutes, claims under the Phillips Layoff Plan or any successor plan, claims for medical benefits under Section 4.4, claims for benefits under the Work Force Stabilization Plan, or such claims as the Participant may have under the Company's personnel policies regarding reimbursements for business associated expenses) on a form prescribed by the Com-pany; provided, if the sixtieth (60th) day is a scheduled Company holiday at the Employee's work location, the first business day thereafter shall be the last date the release may be executed and delivered; provided, further that the release must remain unrevoked by the Participant through and including the time he receives payment of such benefits from this Plan;

          4.2  Separation Benefits.  The Supplemental Separation
               -------------------
Benefit shall be a lump sum payment in cash equal to (a) one Week's Pay times (b) the number of weeks in the Separation Period, reduced (but not below zero) by (i) any cash severance pay to which the Participant is entitled under Paragraphs 1 and 3 of Article 5 of the Work Force Stabilization Plan before reduction for any Offset Amount and (ii) any other severance pay or pay in lieu of notice required to be paid to such Employee under applicable law. The Supplemental Separation Benefit shall be paid by the Company or the Participant's Employer to the Participant within ten days of the date such termination takes effect (the "Date of Termination").

          4.3  Other Benefits Payable.  The Separation Benefit
               ----------------------
provided pursuant to Section 4.2 above shall be provided in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to the Participant upon or following termination, including but not limited to accrued vacation or sick pay, amounts or benefits payable under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar or successor plan.

          4.4  Health Plan Coverage.  Provided a Participant is
               --------------------
eligible for Supplemental Separation Payments under Section 4.1 (without regard to whether such payment may be reduced to zero under Section 4.2), the Participant and his or her eligible dependents shall also eligible to continue health plan coverage including medical, dental, and/or prescription drug coverages on the same terms and conditions as active employees and their dependents, except as specified in this Section 4.4, for a period of time after the Participant's Date of Termination equal to eighteen months (provided that the total number of months of such continued coverage eligibility provided under this Plan and the Work Force Stabilization Plan will not exceed eighteen months); provided further that such benefits will continue only for so long as the Participant continues to pay premiums at a rate equal to twenty percent of total premium for each such coverage. The "qualifying event" of a Participant and his or her eligible dependents for purposes of the health continuation coverage requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code that arises in connection with the Participant's termination shall be considered to occur on the Participant's Date of Termination.

          4.5  Certain Additional Payments by the Company.
               ------------------------------------------

          (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment to a Participant would be subject to the Excise Tax, then the Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise

Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 4.5, if it shall be determined that the Participant is entitled to a Gross-Up Payment, but that the Parachute Value of all of the Participant's Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-Up Payment shall be made to the Participant and the Participant's Separation Payments, in the aggregate, shall be reduced to (but not below zero) such that the Parachute Value of all of the Participant's Payments equals the Safe Harbor Amount, determined in such a manner as to maximize the Value of all Payments actually made to the Participant.

          (b) Subject to the provisions of Section 4.5(c), all determinations required to be made under this Section 4.5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made at the Company's direction by either (i) the enrolled actuary for the Retirement Income Plan of Phillips Petroleum Company immediately prior to the Change of Control, or (ii) the shareholder approved independent auditor for the Company immediately prior to the Change of Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company.
Subject to Section 4.5(e) below, any Gross-Up Payment, as determined pursuant to this Section 4.5, shall be paid by the Company to the Participant within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 4.5(c) and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant.

          (c) The Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Participant is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

provided, that the Company shall bear and pay directly all costs
--------
and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4.5(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant shall prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, that if the
                                        --------
Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant, on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that any extension of the statute of
    --------  -------
limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 4.5(c), the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Company's complying with the requirements of Section 4.5(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 4.5(c), a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          (e)  Notwithstanding any other provision of this
Section 4.5, the Company may withhold and pay over to the Internal Revenue Service for the benefit of the Participant all or any portion of the Gross-Up Payment that it determines in good faith that it is or may be in the future required to withhold, and the Participant hereby consents to such withholding.

          4.6  Payment Obligations Absolute.  Subject to Section
               ----------------------------
4.5, the obligations of the Company and an Employer to pay the Separation Benefits described in Section 4.2 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any of its Subsidiaries may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of this Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by a Participant as a result of employment by another employer.


                            ARTICLE V
                       SUCCESSOR TO COMPANY
                       --------------------

          5.1  Successor.  This Plan shall bind any successor of
               ---------
the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term "Company," as used in this Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.


                            ARTICLE VI
               DURATION, AMENDMENT AND TERMINATION
               -----------------------------------

          6.1  Duration.  If a Change of Control has not
               --------
occurred, this Plan shall continue in effect unless and until it is terminated as provided in Section 6.2. If a Change of Control occurs, this Plan shall continue in full force and effect and shall not terminate or expire until after all Participants who become or may become entitled to any payments hereunder shall have received such payments in full and all adjustments required to be made pursuant to Section 4.5 have been made.

          6.2  Amendment and Termination.
               -------------------------

          (a) If a Change of Control has not occurred, this Plan may be amended from time to time during its term by the Company acting through its Board of Directors, Executive Committee, or to the extent authorized by the Board of Directors, its Chief Executive Officer, provided that any such amendment which shall in any manner reduce, diminish or otherwise adversely affect any benefit which is or may at any time in the future become payable hereunder, or any such amendment which shall alter the definition of Change of Control shall be made effective not less than two years after the action of the Company authorizing such amendment, and in no event shall any such amendment take effect prior to May 3, 2001, unless, and then only to the extent that such amendment is or becomes necessary in order to assure continued compliance by this Plan with any applicable state or federal law or regulation.

          (b) This Plan shall not terminate prior to May 3, 2001. On or after May 3, 1999 the Company may, by action of its Board of Directors, terminate this Plan, provided, however, that the effective date of such termination shall be not less than two years from the date of such Board action. Provided further that in the event a Change of Control shall occur prior to the effective date of termination, the provisions of Section 6.2(c) shall apply.

          (c) If a Change of Control shall occur while this Plan is in effect, no then-pending amendment or termination shall take effect, this Plan shall remain in full force and effect as at the Change of Control, and this Plan shall terminate automatically without further action on behalf of the Company immediately following the making of all payments to Participants of this Plan.


                          ARTICLE VII
                   FUNDING AND ADMINISTRATION
                   --------------------------

          7.1  Funding.  All benefits accruing or to be paid
               -------
hereunder shall be paid from the general assets of the Company; provided, however, that the Company has established a grantor trust which the Company may (but need not) use to satisfy all of its Plan payment obligations so long as the Plan remains an unfunded excess benefit plan for purposes of Title I of ERISA. Neither Employees nor Participants shall be required or permitted to make contributions under the Plan.

          7.2  Administration.
               --------------

          (a) The Plan shall be administered by the Plan Administrator. The Plan Administrator may adopt such rules, regulations and forms as deemed desirable for administration of the Plan and shall have the discretionary authority to allocate responsibilities under the Plan to such other persons as may be designated, whether or not employee members of the Board.

          (b) The person who occupies the position of Executive Vice President, Human Resources, Capital Budgeting and Services (or similar title), Phillips Petroleum Company, or his successor, shall be a Named Fiduciary and shall be the Plan Administrator. Whenever there is a change in the name of the person occupying the position of Plan Administrator, the Secretary of Phillips Petroleum Company shall advise the Trustee in writing of the name of such person, and the Trustee may assume that such person shall continue in office until advised differently in the same manner.

          7.3  Errors and Misstatements.  If in the
               ------------------------
administration of the Plan an inadvertent error by the Company or its agents shall occur with respect to the benefits of any Participant, or if in a claim for a benefit hereunder, or in response to any request of the Company for information, any Employee or Participant makes any statement which is erroneous or fails to state any material fact, the amount of his benefits shall be adjusted in an equitable manner to conform to the facts. Such adjustment may include, where appropriate, the requirement that the Participant repay to the Company any amount paid to the Participant as a result of inadvertent error by the Company or its agents, or such erroneous statement or material omission of fact.

          7.4  Administrative Expenses.  The reasonable expenses
               -----------------------
incident to the operation of the Plan, including but not limited to the compensation and expenses of the attorneys, advisors, actuaries, accountants, fiduciaries, and such other persons providing professional, technical, and clerical assistance as may be required, shall be paid by the Company.


                           ARTICLE VIII
                         CLAIMS PROCEDURE
                         ----------------

          8.1  Initial Claims.  Any claim for benefits under this
               --------------
Plan shall be presented in writing to the Plan Administrator for consideration, and grant or denial. In the event that a claim is denied in whole or in part by the Plan Administrator, the claimant, within sixty (60) days of receipt of said claim by the Plan Administrator, shall receive written notice of denial. Such notice shall contain:

          (i) a statement of the specific reason or reasons for the denial;

          (ii) specific reference(s) to the pertinent Plan provision(s) on which such denial is based; and

          (iii) a description of any additional material or information necessary to perfect the claim and an explanation of the Plan's claim review procedure.

          8.2  Appeals.  Any claimant who believes that a claim
               -------
has been improperly denied in whole or in part by the Plan Administrator may request a further review of the denial by making written application to the Trustee to appeal the denial. The claimant shall have the right to review all pertinent Plan documents relating to his claim and to submit issues and comments in writing to the Trustee. Any person filing an appeal from the denial of a claim must do so in writing within sixty (60) days after the Plan Administrator's issuance of a written notice of denial. The Trustee shall render a decision regarding the claim within sixty (60) days after receipt of a request for review unless special circumstances require an extension of time for processing,

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in which case a decision shall be rendered within a reasonable time but not later than one hundred twenty (120) days after the receipt of a request for review. The decision of the Trustee shall be in writing and, in the case of the continued denial of a claim in whole or in part, shall set forth a statement of the specific reason or reasons for denial and specific reference to the pertinent Plan provisions on which the denial is based. The Trustee shall have absolute discretion in carrying out its responsibilities to make its decision of an appeal, including the authority to interpret and construe the terms hereunder, and all interpretations, findings of fact, and the decision of the rustee regarding the appeal shall be final, conclusive and binding on all parties.

          8.3  Further Actions.  Compliance with the procedure
               ---------------
specified by this Article shall be a condition precedent to the filing of any action in a court of competent jurisdiction by any claimant or other person seeking to enforce any claim for benefits under the Plan.


                            ARTICLE IX
                          MISCELLANEOUS
                          -------------

          9.1  Indemnification.  If a Participant institutes any
               ---------------
legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan, the Company or the Employer shall reimburse the Participant for all reasonable costs and expenses relating to such legal action, including reasonable attorney's fees and expenses incurred by such Participant, unless a court or other finder of fact having jurisdiction thereof makes a determination that the Participant's position was frivolous.
In no event shall the Participant be required to reimburse the Company for any of the costs and expenses relating to such legal action. The Company's obligations under this Section 9.1 shall survive the termination of this Plan.

          9.2  Employment Status.  This Plan does not constitute
               -----------------
a contract of employment or impose on the Participant or the Participant's Employer any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the Company's policies or those of its Subsidiaries' regarding termination of employment.

          9.3  Validity and Severability.  The invalidity or
               -------------------------
unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.4  Governing Law.  The validity, interpretation,
               -------------
construction and performance of the Plan shall in all respects be governed by the laws of Oklahoma, without reference to principles of conflict of law, except to the extent pre-empted by federal law.

2DP/ExecSevPlan                                          05/03/99

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